Exhibit 10.42

TENTH AMENDMENT TO CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 11, 2015, by and between MAXWELL TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

A.    Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 5, 2011, as may have been amended or modified from time to time ("Credit Agreement"). All capitalized terms used herein shall have the meaning set forth in the Credit Agreement unless otherwise herein defined.

B.    As of the date hereof, the outstanding principal balance due and owing to Bank by Borrower pursuant to the Credit Agreement and related Loan Documents is:

(i)    $7,913,006.89 under the Line of Credit Note;

In addition to the foregoing principal amounts, accrued and unpaid interest, together with any incurred and unpaid fees and expenses, are due and owing to Bank by Borrower.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions described herein, the parties hereto agree as follows:

1.    Adoption of Recitals. The recitals set forth above are adopted as a part of this Amendment, and the facts set forth therein are acknowledged and agreed to be true, accurate, and complete.

2.    Amendments. The Credit Agreement shall be amended as follows; provided, however, that nothing shall terminate any security interests, guaranties, subordinations or other documents in favor of Bank, all of which shall remain in full force and effect unless expressly amended hereby:

3.    Amendment to Section 1.1. Section 1.1 (a) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

“(a)    Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including July 15, 2015, not to exceed at any time the aggregate principal amount of Six Million Dollars ($6,000,000.00) ("Line of Credit"), the proceeds of which shall be used to finance Borrower’s working capital requirements and general corporate purposes. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of April 30, 2015 ("Line of Credit Note"), all terms of which are incorporated herein by this reference.”

4.    Conditions Precedent. The obligation of Bank to amend the terms and conditions of the Credit Agreement as provided herein, is subject to the fulfillment to Bank’s satisfaction of all of the following conditions by no later than June 11, 2015:

(a)    Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly authorized and executed:

(i)    This Amendment.
(ii)    First Modification to Promissory Note.
(iii)    Certificate of Incumbency.
(iv)    Corporate Resolution: Borrowing.

(v)	A copy of a Term Sheet from East West Bank with respect to a refinancing of Borrower’s Line of Credit.
(vi)    Such other documents as Bank may require under any other section of this Amendment.

(b)    Approval of Bank Counsel. All legal matters incidental to this Amendment shall be satisfactory to Bank’s counsel.

(c)    Other Fees and Costs. In addition to Borrower’s obligations under the Credit Agreement and the other Loan Documents, Borrower shall have paid to Bank the full amount of all costs and expenses, including reasonable attorneys’ fees (including the allocated costs of Bank’s in-house counsel) expended or incurred by Bank in connection with the negotiation and preparation of this Amendment, for which Bank has made demand.

(e)    Payments. Interest and any other payments due pursuant to or under the
Obligations shall have been paid current.

5.    General Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower and each guarantor hereunder hereby agree as follows ("General Release"):

(a)    Borrower and each guarantor hereunder, for itself and on behalf of its respective successors and assigns, do hereby release, acquit and forever discharge Bank, all of Bank's predecessors in interest, and all of Bank's past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a "Released Claim" and collectively, the "Released Claims"), that Borrower or any guarantor hereunder now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; or (ii) the date that Borrower and each guarantor hereunder have executed and delivered this Amendment to Bank (hereafter, the "Release Date"), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank's predecessors in interest, to Borrower or any guarantor hereunder, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b)    Borrower and each guarantor hereunder hereby acknowledge, represent and warrant to Bank as follows:

(i) Borrower and such guarantor understand the meaning and effect of Section 1542 of the California Civil Code which provides:

"Section 1542. GENERAL RELEASE; EXTENT. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

(ii) With regard to Section 1542 of the California Civil Code, Borrower and each such guarantor agree to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower and each such guarantor hereby waive and release all rights and benefits which they might otherwise have under Section 1542 of the California Civil Code with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

(c)    Each person signing below on behalf of Borrower or any guarantor hereunder acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower or any such guarantor may have as of the Release Date. Borrower and each guarantor hereunder hereby acknowledge that each of them has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this General Release.

(d)    Borrower and each guarantor hereunder hereby specifically acknowledge and agree that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower and each guarantor hereunder to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

6.    ARBITRATION.

(a)    Arbitration. The parties hereto agree, upon demand by any party, whether made before the institution of a judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim, counterclaim or any answer thereto or any amendment to any of the above to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this agreement and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit; provided however that the parties agree that, notwithstanding the foregoing, each party retains the right to pursue in small claims court any dispute within that court’s jurisdiction. In the event of a court ordered arbitration, the party requesting arbitration shall be responsible for timely filing the demand for arbitration and paying the appropriate filing fee within the 30 days of the abatement order or the time specified by the court. Failure to timely file the demand for arbitration as ordered by the court will result in that party’s right to demand arbitration being automatically terminated.

(b)    Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.

(c)    No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)    Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)    Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f)    Class Proceedings and Consolidations. Neither party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)    Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)    Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i)    Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(j)    Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute in which the remedy sought is entirely within that court’s jurisdiction.

7.    Miscellaneous. Except as specifically provided herein, all terms and conditions of the Credit Agreement shall remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. This
Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment. This Amendment and the documents referred to herein or delivered pursuant hereto contain the entire agreement and understanding between the parties concerning the subject matter hereof, and supersede and replace all prior negotiations, proposed amendments and agreements written or oral concerning the subject matter hereof. The Obligations shall not be modified except by written instrument executed by the parties.

8.    Document Delivery and Electronic Transmission of Documents. Each party or person signing this Amendment agrees that Bank may, in its sole discretion, rely upon any document, report, financial statement, tax return, agreement or other communication (“Document”) physically delivered to Bank by mail, hand delivery or delivery service which Bank in good faith believed was sent by Borrower or any of Borrower’s representatives or employees. Similarly, Bank may, in its sole discretion, rely upon any Document sent by email, facsimile or other electronic means to Bank which Bank in good faith believed was sent by Borrower or any of Borrower’s representatives or employees. Bank may treat the Document as genuine and authorized to the same extent as if it was an original document validly executed or authenticated as genuine by Borrower. Bank may from time to time in its sole discretion reject any such Document and require a signed original, or require Borrower to provide acceptable authentication of any such Document before accepting or relying on same. Borrower understands and acknowledges that there is a risk that Documents sent by electronic means may be viewed or received by unauthorized persons, and Borrower agrees that by sending Documents by electronic means, Borrower shall be deemed to have accepted this risk and the consequences of any such unauthorized disclosure.

9.    Reaffirmation; Certification. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default. Borrower further represents that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish Bank’s unconditional right to collect any of the Obligations, and Borrower reaffirms that the Obligations are valid, binding and enforceable according to their terms, and Bank’s liens and security interests with respect to any collateral are of the priority required by the Loan Documents and are valid and enforceable in accordance with their terms.

10.    Advice of Counsel. Borrower acknowledges that it has had the opportunity to consult counsel of its choice in connection with the negotiation of the transactions contemplated by this Amendment and that Borrower willingly entered into this Amendment with full understanding of the legal and financial consequences hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

	MAXWELL TECHNOLOGIES, INC.		WELLS FARGO BANK NATIONAL ASSOCIATION

By:	/s/ DAVID LYLE	By:	/s/ RAZIA DAMJI
	DAVID LYLE, CHIEF FINANCIAL OFFICER		RAZIA DAMJI, VICE PRESIDENT